CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

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                                        Thirteen weeks ended     Thirty-nine weeks ended
                                       Sept. 30,     Sept. 24,    Sept. 30,    Sept. 24,
                                          2001         2000          2001         2000
                                       ------------ -----------  -----------  -----------

Basic earnings:

   Income from continuing operations   $   174,828  $   208,263  $   582,835  $   677,042

   Discontinued operations:

     Earnings from operation of
       cable business                  $         0  $         0  $         0  $     2,437

     Gain on sale of cable business    $         0  $         0  $         0  $   744,700

   Net income                          $   174,828  $   208,263  $   582,835  $ 1,424,179

   Weighted average number of
     common shares outstanding             264,822      263,665      264,658      267,344

   Earnings from continuing
     operations per share-basic              $0.66        $0.79        $2.20        $2.53

   Earnings from the operation of
     cable business per share-basic          $0.00        $0.00        $0.00        $0.01

   Gain on sale of cable business
     per share-basic                         $0.00        $0.00        $0.00        $2.79

   Basic earnings per share                  $0.66        $0.79        $2.20        $5.33

Diluted earnings:

   Income from continuing operations   $   174,828  $   208,263  $   582,835  $   677,042

   Discontinued operations:

     Earnings from operation of
       cable business                  $         0  $         0  $         0  $     2,437

     Gain on sale of cable business    $         0  $         0  $         0  $   744,700

   Net income                          $   174,828  $   208,263  $   582,835  $ 1,424,179

   Weighted average number of
     common shares outstanding             264,822      263,665      264,658      267,344

   Dilutive effect of outstanding
     stock options and stock
     incentive rights                        2,088        1,567        2,031        1,890

   Weighted average number of
     shares outstanding, as adjusted       266,910      265,232      266,689      269,234

   Earnings from continuing
     operations per share-diluted            $0.66        $0.79        $2.19        $2.51

   Earnings from the operation of
     cable business per share-diluted        $0.00        $0.00        $0.00        $0.01

   Gain on sale of cable business
     per share-diluted                       $0.00        $0.00        $0.00        $2.77

   Diluted earnings per share                $0.66        $0.79        $2.19        $5.29

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